UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MORGAN MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

318 North Carson Street Suite 208, Carson City, Nevada 89701

(Address including zip code, of registrant’s principal executive offices)

W. Scott Lawler, Esq.
Lawler & Associates
29377 Rancho California Road, Suite 204
Temecula, CA 92592
951-676-4900 (telephone); 951-676-4988 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of the Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  []

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  [  ]                                                                                                                     Accelerated filer  [  ]

Non-accelerated filer  [  ]  (Do not check if a smaller reporting company)Smaller reporting company  [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock	$600,000	12,000,000	$0.05(1)	$48.54

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)   As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.05 per share was determined arbitrarily by the selling shareholder.  The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Morgan Mining Corp. (“we”, “us”, “our” or similar terms).  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated May____, 2010

PROSPECTUS

Morgan Mining Corp.

12 million Shares of Common Stock

The selling shareholder named in this prospectus is offering a total of 12,000,000 shares of common stock of Morgan Mining Corp. at a fixed price of $0.05 per share. The shares are being registered to permit the resale of shares owned by the selling shareholder. The number of shares of Morgan Mining Corp. being registered represents 67% of our currently issued and outstanding shares.

We will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws.  The selling shareholder has arbitrarily set an offering price for these securities of $0.05 per share and an offering period of six (6) months from the date of this prospectus.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange.  It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance that an application to FINRA for such quotation will be approved. The selling shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may be also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.
__________

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.
_________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by			Proceeds to
Selling		Selling Agent	Selling
Shareholders	Price To Public	Commissions	Shareholders
Per Share	$0.05	Not applicable	$600,000
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$0.05	Not applicable	$600,000

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $25,000. Morgan Mining Corp. will pay these expenses.

This Prospectus is dated May ___, 2010.

TABLE OF CONTENTS

Page

PART I	7

PROSPECTUS SUMMARY	7

THE OFFERING	7

RISK FACTORS	8

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY	8
RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL	11
RISKS RELATED TO THIS OFFERING AND OUR STOCK	12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

DILUTION	14

PLAN OF DISTRIBUTION	14

USE OF PROCEEDS TO ISSUER	17

BUSINESS OF THE ISSUER	17

GLOSSARY OF MINING TERMS	16
GENERAL OVERVIEW	21
Property Acquisitions Details	21
Land Status, Topography, Location and Access	22
Mining Claims	22
Geology of the Mineral Claims	22
Exploration History and Previous Operations	23
Proposed Work Program	23
Cost Estimates of Exploration Programs	23
COMPLIANCE WITH GOVERNMENT REGULATION	24
EMPLOYEES	24

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	31

RESULTS OF OPERATIONS	32
LIQUIDITY AND CAPITAL RESOURCES	32

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	33

REMUNERATION OF DIRECTORS AND OFFICERS	34

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	35

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	35

SECURITIES BEING OFFERED	36

TRANSFER AGENT AND REGISTRAR	36

SEC POSITION ON INDEMNIFICATION	36

EXPERTS	36

AVAILABLE INFORMATION	37

REPORTS TO STOCKHOLDERS	37

PART I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Morgan Mining Corp.

Morgan Mining Corp. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on July 2, 2009 to explore mineral properties in northwestern British Columbia.

We were formed to engage in the exploration of mineral properties for gold, copper and other mineral.  We have entered into a Farmout Agreement for the acquisition of 100% of the Crater Creek property Claims located near Atlin, British Columbia.  We refer to these mining claims as the “Crater Creek Property”. Pursuant to the Farmout Agreement, we have the right to explore and, if warranted, to develop the Crater Creek Property.

We are an exploration stage company and we have not realized any revenues to date.  We do not have sufficient capital to enable us to commence and complete our exploration program.  We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer."  Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 318 North Carson St., Suite 208, Carson City, Nevada 89201.

THE OFFERING

Shares outstanding prior to the offering	18,000,000 shares of common stock

Securities offered	12,000,000 shares of common stock

Shares to be outstanding after the offering	18,000,000 shares of common stock

Offering price	$0.05 per share

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

Selling shareholder	One (1)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE.  ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS.  THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US.  IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO US AND OUR INDUSTRY

WE HAVE NEVER EARNED A PROFIT AND THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on July 2, 2009 to the period ended on November 30, 2009, we have not generated any revenue.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

WE WERE RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT.  IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on July 2, 2009, to the period ended on November 30, 2009, we incurred a net loss of $20,150 and did not earn any revenue.  We do not currently have any revenue producing operations.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY.  THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD OR OTHER MINERAL EXPLORATION ACTIVITIES.

We have no history of operations.  As a result of our brief operating history, there is a substantial risk that we will not be successful exploring for gold or other minerals.    Any significant growth in our mineral exploration activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we can participate.    Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations.  There can be no assurance that our operations will be profitable.

THERE IS A HIGH RISK OUR BUSINESS WILL FAIL BECAUSE NONE OF OUR OFFICERS AND  DIRECTORS, HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

None of our Officers or Directors has formal training as a geologist or in the technical aspects of management of a mineral exploration company.  They lack technical training and experience with exploring for, starting, and operating a mine.  With no direct training or experience in these areas, they may not be fully aware of the specific requirements related to working within this industry.  Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE CONTROLLED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, our sole officer and director, Mr. Robert Thayer, will beneficially own% of our issued and outstanding common stock.  Our officers and directors will therefore exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions.  If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. THAYER AS OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Thayer is our only Executive Officer and the sole member of our Board of Directors, and will be relied upon to make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. Because we only have one (1) Executive Officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Mr. Thayer will exercise full control over all matters that require the approval of a Board of Directors.

Mr. Thayer will exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions.  We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Thayer, such as conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE OUR EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Thayer, our sole Executive Officer, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Thayer may not possess sufficient time to manage our business if the demands of managing our business increased substantially. Until we commence development of the Crater Creek Property, Mr. Thayer will only devote such number of hours to our company as is necessary which is no more then 5-8 hours per week. After that point, if development does occur, Mr. Thayer will be able to commit up to 30 hours per week to our company.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD, SILVER AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD, SILVER AND OTHER MINERALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other minerals can fluctuate.  The prices of gold and other minerals have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and other minerals include the demand from consumers for products that use gold and other minerals, economic conditions, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business.  In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us.  We compete with other exploration companies looking for gold and other mineral deposits.  Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS.  THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies.  Compliance with such regulation has a material effect on the economics of our operations and the timing of project development.  Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities.  An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.  Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.  FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities.  Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies.  The duration and success of such approvals are subject to many variables outside our control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

WE HAVE NOT PAID ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE.

Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our Board of Directors.  To date, we have not paid any cash dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended November 30, 2009, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders.  Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and there is a substantial risk that a market for our stock will never develop.  Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock.  There are at present 18,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE FINRA’S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51 -1 of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section 15(g) of the United States Securities Exchange Act of 1934, as amended, and Regulation Section 240.15g -2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section 240.15g -9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them.  Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offer at $0.05 per share, you will pay substantially more than our current shareholders. The amount of your immediate dilution will be $0.0493 or 98.6% from your purchase price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures,

•	mining claims to be drilled,

•	future earnings and cash flow,

•	development projects,

•	exploration prospects,

•	drilling prospects,

•	development and drilling potential,

•	business strategy,

•	expansion and growth of our business and operations, and

•	our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors".  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, investors that purchase shares in this offering will suffer immediate and significant dilution. The difference between the public offering price per shares of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due to the 18,000,000 shares of common stock that have been issued to the Company’s officers and directors at $0.00041667 per share. Please refer to the section entitled “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, herein, for more information. As of November 30, 2009, our net tangible book value deficiency was $(12,650) or approximately $(0.0007) per share of common stock. The sale of 12,000,000 shares of common stock included in the Offering by this prospectus will not have any effect on our pro forma net tangible book value at November 30, 2009 since we will not be receiving any of the proceeds from the sale of such shares. However, these will be an immediate dilution of $0.0493 per share o 98.6% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum Offering
Book value per share before the Offering	$(0.0007)

Book value per share after the Offering	$(0.0007)

Net Increase per share to original shareholder	$ 0

Net decrease per share to new shareholders	$(0.0493)

Dilution to new shareholders (percentage)	98.6%

 PLAN OF DISTRIBUTION

The selling shareholder, promptly following the effective date of the registration statement in which this prospectus is included will offer to sell all of his shares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions.  These sales will be at a fixed price of $0.05 per share. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution following the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state of the United States;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other lawful method.

The selling shareholder is an underwriter, within the meaning of this Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any.  The selling shareholder reserves the right to accept and, together with its agents to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Each selling shareholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling shareholder are not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $25,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

BUSINESS OF THE ISSUER

GLOSSARY OF MINING TERMS

Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock.  It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	A distinct layer of sedimentary rock of similar composition.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	The recording of geologic information such as the distribution and nature of rock

Mapping	Units and the occurrence of structural features, mineral deposits, and fossil localities.

Mineral	A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction.  (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.)  A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Vein	A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

GENERAL OVERVIEW

Morgan Mining Corp. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on July 2, 2009, to explore gold and other mineral properties in northwestern British Columbia.

We were formed to engage in the exploration of mineral properties for gold and other mineral properties.  We have entered in to a Farmout Agreement with Speebo Inc., a Delaware corporation (“Speebo”) giving us an interest in the Crater Creek Property, which consists of three (3) claims covering 978 hectares, located 23 kilometers northeast of Atlin in northwestern British Columbia. We refer to these mining claims as the “Crater Creek Property” and they are identified in the table below.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
601706	Mineral	MOUNT VAUGHAN	20100327	375.225
601734	Mineral	CRATER CREEK	20100327	407.872
601735	Mineral	CRATER CREEK 2	20100327	195.765
Tenure Number	Type	Claim Name	Good Until	Area (ha)
601706	Mineral	MOUNT VAUGHAN	20100327	375.225
601734	Mineral	CRATER CREEK	20100327	407.872
601735	Mineral	CRATER CREEK 2	20100327	195.765
Total Area: 978.862 ha

Access to the Crater Creek property is via a series of four-wheel drive bush roads that lead to the mine workings on the property. Several secondary cat-trails provide all terrain vehicle access to within an hour’s walk of most portions of the property.

The property lay, for the most part, on the steep northwest facing slope of Mount Vaughan, which rises 1,200 meters above the Fourth of July Creek valley in the southwest corner of the property. The mountain face itself is deeply incised by several northwest flowing streams that drain into Fourth of July Creek. At the base of the mountain, relief along these streams is often extreme, with near vertical canyon walls in excess of 100 meters. The majority of the property is above tree line and sparsely vegetated, with a progression of backbrush through to sphagnum with increasing elevation. The slopes rising immediately above Fourth of July Creek are heavily timbered by a mixture of spruce, poplar and pine. Outcrop exposure on the property is poor and occurring primarily along stream valley walls. Above 1,200 meters above sea level talus and felsenmeer cover much of the ground. Below 1,200 meters above sea level a relatively thick till covers most of the property.

The climate varies considerably in northern British Columbia. Late spring and early fall usually offer mild weather conditions with average highs of 15 degrees Celsius and summer boasts temperatures ranging from 20 degrees Celsius to 33 degrees Celsius.

Winter coastal conditions often bring rain with the mild weather. Most northern destinations across the interior are covered in snow from the middle of November until the middle of March. Lows vary depending on the location, but average approximately -10 degrees Celsius. Portions of the Crater Creek property are snow covered year round, but most of the ground is free of snow from late June through to late September.

As with all alpine regions at this latitude however, fresh snowfalls are common throughout the summer, and combined with the high winds that channel up the Fourth of July Creek Valley, serve to make working conditions on the upper slopes demanding.

CRATER CREEK

659285
706563
659283
659284
998
1032
218
738303
1844
104N.073
CRATER CREEK PROPERTY
737904
738023
609363
601734
751762
1949
52H1815
671803
613524
513585
1286
372574
513583
1928
0
500
1000 m.
Map center: 59° 44' 41" N, 133° 29' 14" W

Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Scale: 1:27,957

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CRATER CREEK PROPERTY AS OF MAY 24, 2010. CLAIMS ARE HILIGHTED IN YELLOW.

Geology and Mineralization
Regional Geology

The Atlin district of northwestern British Columbia lies east of the eastern fringe of the Coast Range Batholith and at the western margin of an eight kilometer wide belt of Upper Mississippian to Upper Triassic of the Cache Creek Group, locally referred to as the Atlin Terrane. The main lithologies in the Atlin Terrane are a basal unit of Mississippian to Pennsylvanian basalt that is overlain by cherts and argillaceous sediments with minor carbonates and volcanics. These rocks extend for 300 kilometers to the southeast and for over 100 kilometers to the northwest. The first of several intrusive events in the area are the Permian aged Atlin Intrusions; mafic and ultramafic rocks, mainly serpentinized peridotite and minor dunite and gabbro.

Property Geology and Mineralization
The Crater Creek property lies completely within the Middle Jurassic Fourth of July
Creek Batholith, which covers approximately 780 square kilometers and is composed of both monzonitic and quartz dioritic phases.

Mineralization on the property is associated with dark green, pyroxene-bearing lamprophyre dikes striking to the northwest. The dikes are abundant, parallel and range from 2 to 10 meters thick. The dikes follow older fracture zones and have been the host for younger fracturing, shearing and veining. They are not commonly seen outside the batholith and have also been crosscut by the younger Late Cretaceous Surprise Lake Batholith.

Mineralization on the Crater Creek property occurs in four major veins (Ruffner No. 2 and 4, Big Canyon No. 1 and 2) that have been replaced by ankerite-quartz-calcite veining and are heavily mineralized with galena, sphalerite and arsenopyrite with lesser pyrite and chalcopyrite. Ore from two of these veins (Ruffner No. 2 and 4) from which underground development and production had taken place had average grades of 0.42 grams of gold per tonne, 267 grams of silver per tonne and 5.0% combined lead-zinc.

Previous Exploration
Exploration work in the vicinity of the Crater Creek property, formerly known as the Mount Vaughan property, began as early as 1899 and continued on a sporadic basis until the late 1920s. The majority of work was concentrated on the Atlin Ruffner deposit. The property lay dormant until 1951 when a group of individuals carried out 4,000 feet of surface drilling to test all of the known mineralized zones. All adits were also re-opened and sampled.

In 1966, Interprovincial Metals acquired the property and rehabilitated the adits, completed an extensive surface trenching program and a surface drilling program totaling 2,764 meters.

Homestake Mineral Development Co. Ltd. (“Homestake”) acquired the ground surrounding the Atlin Ruffner mine in 1988. During that year, airborne and ground geophysics, geological mapping, soil sampling and minor trenching was completed. In 1989, Homestake completed a program consisting of induced polarization over selected portions of the property, excavation, reconnaissance scale geological mapping, lithogeochemical sampling, soil geochemical sampling and trenching over various portions of the property. The results of the airborne geophysical surveys over the property were inconclusive and no new areas of mineralization or new targets were identified.

Reserves and Resources
The Crater Creek property includes the past producing Atlin Ruffner mine. In 1967,
Dolmage, Cambell and Associates, on behalf of Interprovincial Metals, calculated ore reserves for the Ruffner No. 2 and No. 4 veins to be 113,638 tonnes grading 600 grams of silver per tonne silver and 5.0% lead.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with applicable regulations.  Such operations are subject to various laws governing land use, the protection of the environment, production, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters.  Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees.  We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MATERIAL AGREEMENTS

On July 29, 2009, we issued a Promissory Note to LeadDog Capital, LP (“LeadDog”), evidencing a loan from LeadDog to the Company in the amount of $11,750. The loan was provided to the Company for the purpose of purchasing mining leases on the Crater Creek Property in British Columbia. The loan from LeadDog accrues interest at the rate of 16% per annum and matures on December 1, 2010. The Promissory Note states that it is a senior unsecured obligation of the Company and shall only be junior in right of payment to all secured indebtedness of the Company for money borrowed. This loan may be repaid at any by the Company in whole or in part without penalty. The note provides for certain events of default, including any judgments entered or filed against the Company or any of its assets for more than $50,000 and remain unvacated , unbounded or unstayed for a period of thirty (30) days, any bankruptcy proceedings being for or against the Company and not stayed or withdrawn within sixty (60) days from the date the Company receives notice thereof, and failure of the Company to have its common stock lied on the Pink Sheets or the OTCBB or an equivalent replacement exchange within six months from the date that such note is issued. On May 3, 2010, the Company and LeadDog entered into an Amendment of the Promissory Note which removed the failure of the Company to be listed on the Pink Sheets or the OTCBB as an event of default.

On August 6, 2009, we entered into the Crater Creek Farmout Agreement (the “Farmout Agreement”) with Speebo Inc., a Delaware corporation (“Seller”). Under the terms of the Farmout Agreement, we acquired a 100% undivided interest in the mining rights to certain properties known as Mount Vaughan, Crater Creek and Crater Creek 2 located near Atlin, British Columbia, at a price of $12,500 CDN. In addition, the Company agreed to expend up to $1,500,000 CDN over three years as exploration expenses with the first year to be a minimum of $250,000 CDN. The Company must also reimburse the Seller for any claim renewal fees due and payable to the Province of British Columbia during the term of the JV Agreement. The Company also granted to the Seller a 2.0% net smelter royalty on all production from the properties pursuant to a separate Net Smelter Returns Royalty Agreement, also dated August 6, 2009. Under the Farmout Agreement, the Company must pay the Seller a royalty of two percent (2%) of all payments the Company receives from a smelter, refinery or other processor or bona fide purchaser received for ores, concentrates or other products and minerals produced from the properties for which the Company acquired the mining rights from the Seller. Such payments received are to be calculated net of payments for charges by a smelter, refinery or purchaser, costs of transportation incurred on all products and minerals produced and the amount of all federal and provincial taxes (not including income taxes) imposed on or in connection with the sale or removal of products or minerals. The Company has the right to acquire 60% of the net smelter returns royalty in exchange for a payment of $1,000,000 to the Seller.

On August 12, 2009, we issued a Demand Promissory Note to Mr. Robert Thayer, who is our sole executive officer and a member of our Board of Directors. The Demand Promissory Note was in the amount of $261, together all other advances made from time to time by Mr. Thayer to the Company. The note does not have any stated maturity date but is payable upon demand by Mr. Thayer.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our business plan is to proceed with the exploration of the Crater Creek Property to determine whether there is a potential for gold or other minerals located on the properties that comprise the mineral claims.  We have decided to proceed with the exploration program recommended by the geological report.  We anticipate that the two phases of the recommended geological exploration program will cost approximately $100,000 and $200,000.  We had $0 in cash reserves as of November 30, 2009.  The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the twelve (12) month period following commencement of our exploration plans:

•	USD$100,000 in connection with the completion of Phase 1 of our recommended geological work program;

Additional claim staking and recording                                                                                                           $10,000

Digitizing data and transfer to base maps                                                                                                           $ 5,000

Lithologic and structural mapping, sampling                                                                                                                     $15,000

Geochemical soil and rock chip survey, and analysis                                                                                                                     $20,000

Geophysical survey (CSAMT)                                                                                                $30,000

Independent consultants, supervision, and reports                                                                                                                     $10,000

Contingencies                                                                                     $10,000

Total Phase 1                                                                                     $100,000

•	USD$200,000 in connection with the completion of Phase 2 of our recommended geological work program; and

Core or Reverse Circulating drilling (5000 ft)                                                                                                           $150,000

Sampling and assays                                                                                     $10,000

Independent consultants, supervision, and reports                                                                                                                     $20,000

Contingencies                                                                                     $20,000

Total Phase 2                                                                                     $200,000

•
USD$35,000.00 for operating expenses, including advance minimum royalty payments due to Altair Minerals and professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims.  We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.  This means that we might offer shares of our stock to obtain an option on a property.  Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues.  We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

Our cash at the end of the period on November 30, 2009 was $0.  As of November 30, 2009, our current liabilities consisted of a loan and accrued interest in the amount of $12,389 and a loan from our sole director in the amount of $261. Since our inception on July 2, 2009, to the end of the period on November 30, 2009, we have incurred a loss of $12,650.  At November 30, 2009, we had an accumulated deficit of $(20,150) and $(12,650) in shareholders’ deficit.

For the period ended November 30, 2009, net cash provided by financing activities was $20,150, which was derived from the issuance of 18 million shares of common stock for $7,500, proceeds from a note payable and accrued interest in the amount of $12,389 and proceeds from a loan from our sole director of $261.

For the period ended November 30, 2009, net cash used in our operations was $7,500.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months.  In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months.  We will need to obtain additional financing to operate our business for the next twelve (12) months.  We will raise the capital necessary to fund our business through a private placement and public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets.  The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $30,000.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”).  We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC.BB.  We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our Executive Officers and Directors follows:

NAME	AGE	POSITION AND TERM OF OFFICE
Robert Thayer	39	President, Secretary, Treasurer and sole member of the
		Board of Directors

At present, we have one (1) Executive Officer and one member of our Board of Directors.  Our Bylaws provide for a Board of Directors ranging from one (1) to nine (9) members, with the exact number to be specified by the board.  All Directors will hold office until the next annual meeting of the stockholders following their election and until removed by the Board of Directors or until their successors elected and qualified.  The Board of Directors appoints Officers.  Officers will serve during such terms as may be fixed by the Board.

Set forth below is a brief description of the recent employment and business experience of our sole executive officer and sole member of our Board of Directors:

Robert Thayer, 40, beginning in November of 2005, has been serving as President of NetSky Holdings, Inc. Mr. Thayer’s duties and responsibilities for NetSky Holdings, Inc. include daily management of its social networking sites, ISP subscribers and its other websites.  In 2008, NetSKy Holdings, Inc. changed its name to Social Media Ventures, Inc.

Previously, from June of 1999 to November of 2005, Mr. Thayer served as Vice President of Sales and Marketing for YourNetPlus. Mr. Thayer held this position for six years and worked closely with both the CEO and President of YourNetPlus. His focus with YourNetPlus was on the retail side, most specifically with the YourNetPlus VISP Program. Mr. Thayer’s duties included developing and managing new channels for VISP distribution, developing strategic alliances, business development, training new sales people, developing sales literature and working with YourNetPlus programmers for new VISP features.

Before YourNetPlus, Mr. Thayer served as Assistant Vice President of Omega Capital in New Jersey for six years. His responsibilities included office management, cold calling and developmental strategies for various marketing opportunities within the private placement markets.

REMUNERATION OF DIRECTORS AND OFFICERS

Our sole executive officer has not received any compensation since the date of our incorporation, and we did not accrue any compensation.  There are no securities authorized for issuance under any equity compensation plan, or any options, warrants, or rights to purchase our common stock.

Compensation of Directors

We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees, in the event of retirement.  There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with us, or from a change in our control.

Employment Agreements

We do not have written employment agreements.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our Executive Officer and Directors:

NAME AND ADDRESS OF OWNER	SHARES OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED FROM SELLING SHAREHOLDER'S ACCOUNT	SHARES TO BE OWNED UPON COMPLETION OF OFFERING	PERCENTAGE OF CLASS (1)
				BEFORE OFFERING	AFTER OFFERING
ROBERT THAYER	18,000,000	12,000,000	6,000,000	100%	33%

(1) This table is based on 18,000,000 shares of common stock issued and outstanding as of January 31, 2010.

As of the date of this prospectus, we only have one (1) shareholder.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a Director;

•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

We issued 18,000,000 shares of common stock on July 2, 2009, to Mr. Robert Thayer at a price of $0.00041667 per share, for total proceeds of $7,500. Mr. Thayer is our sole executive officer and director. These shares were issued pursuant to Section 4(2) of the Securities Act. The 18,000,000 shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to sophisticated investors. As our promoter since our inception, Mr. Thayer is in a position to access the relevant and material information regarding our operations.  No underwriters were used.

SECURITIES BEING OFFERED

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler of Lawler & Associates, PLC, 29377 Rancho California Road, Suite 204, Temecula, CA 92591 will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of November 30, 2009, have been audited by Madsen & Associates, as set forth in its report.  The financial statements have been included in reliance upon the authority of Madsen & Associates as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549.  You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC.  We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter.

PART I - FINANCIAL INFORMATION

ITEM 1.FINANCIAL STATEMENTS

MORGAN MINING CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

November 30, 2009

MADSEN & ASSOCIATES, CPA’s Inc.                                       684 East Vine St, Suite 3
Certified Public Accountants and Business Consultants                                   Murray, Utah 84107
                                                                                                                 Telephone 801 268-2632
                                                                                                              Fax 801-262-3978

Board of Directors
Morgan Mining Corp

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying   balance sheet of  Morgan Mining, Corp.  at November 30, 2009  and the statement of operations,  stockholders' equity, and cash flows for the period July 2, 2009 (date of inception) to November 30, 2009. These financial  statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit  includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all  financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion  the   financial statements referred to above present fairly, in all material respects, the  financial position of   Morgan Mining, Corp.  at November 30, 2009    and the  statement of operations, and cash flows for the  period July 2, 2009  (date of inception) to November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company   will need additional  working capital  for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
January 5, 2010                                            /s/ Madsen & Associates, CPA’s Inc.

MORGAN MINING CORP. (Pre-Exploration Stage Company) BALANCE SHEETS November 30, 2009

November 30, 2009

ASSETS

Cash	$ -
Total Current Assets	$ -

LIABILITIES AND STOCKHOLDERS’ DEFICIT CURRENT LIABILITIES
Note payable – related party	$ 261
Total Current Liabilities	261

OTHER LIABILITIES
Note and accrued interest payable	12,389

STOCKHOLDERS’ DEFICIT
Common stock Authorized 75,000,000 shares at $0.001 par value
18,000,000 shares issued	18,000
Capital in excess for par value	(10,500)
Accumulated deficit during pre-exploration stage	(20,150)
Total Stockholders’ (Deficit)	(12,650)
$ -

The accompanying notes are an integral part of these financial statements.

MORGAN MINING CORP. (Pre-Exploration Stage Company) STATEMENT OF OPERATIONS For the Period July 2, 2009 (date of inception) to November 30, 2009
REVENUE	$ -

EXPENSES
Acquisition– mineral claim	12,011
Administrative	7,500

NET OPERATING LOSS	(19,511)

OTHER EXPENSES

Interest expense	(639)

NET LOSS	$ (20,150)

NET LOSS PER COMMON SHARE
Basic and diluted	$ -

AVERAGE OUTSTANDING SHARES – (stated in 1,000’s)
Basic	18,000

The accompanying notes are an integral part of these financial statements.

MORGAN MINING CORP. (Pre-Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) For the Period July 2, 2009 (date of inception) to November 30, 2009

	Common Stock		Contributed	Accumulated
	Shares	Amount	Capital	Deficit

Balance July 2, 2009 (date of inception)	-	$ -	$ -	$ -

Issuance of common stock for cash	18,000,000	18,000	(10,500)	-

Net operating loss November 30, 2009	-	-	-	(20,150)
	___________	_______	________	________

Balance November 30, 2009	18,000,000	$ 18,000	$ (10,500)	$ (20,150)

The accompanying notes are an integral part of these financial statements.

MORGAN MINING CORP. (Pre-Exploration Stage Company) STATEMENTS OF CASH FLOWS For the Period July 2, 2009 (date of inception) to November 30, 2009 (Stated in US Dollars)

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$ (20,150)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Net Cash Flows Used in Operations	(20,150)

CASH FLOWS FROM INVESTING
ACTIVITIES	-

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds from note payable and accrued interest	12,389
Proceeds from loans – related party	261
Proceeds from issuance of capital stock	7,500
20,150

Net Change in Cash	-

Cash at Beginning of Period	-

Cash at End of Period	$ -

The accompanying notes are an integral part of these financial statements.

MORGAN MINING CORP.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009
_____________________________________________________________________________________

1.	ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on July 2, 2009 with authorized common stock of $75,000,000 at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves had been acquired. The Company has not established the existence of a commercial minable ore deposit and therefore has not reached the exploration stage and is considered to be in the pre-exploration stage.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognized income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On November 30, 2009, the Company had a net operating loss available for carryforward of $20,150. The income tax benefit of approximately $5,440 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started full operations. The net operating loss will expire in 2030.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

MORGAN MINING CORP.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009
_____________________________________________________________________________________

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through15-5, Impairment or Disposal of Long-Lived Assets.

Environmental Requirements

At the report date environmental requirements related the mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral Property Acquisition Costs

Cost of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to development mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their revocable amount periodic evaluation of carrying value capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated  quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of the contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Basic and Diluted Net Income (Loss) Per

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.	MINING CLAIMS

During July 2009 the Company acquired 100% interest in the leases of Crater Creek property which consists of five claims covering 1,533 hectares located 23 Kilometres Northeast of Atlin in Northwestern British Columbia. The Terms of the purchase included a payment of $11,750 and an obligation to continue an ongoing assessment and other geological works on the property with expenditures to be at least $1,500,000 over three years with first year of no less than $250,000.

The acquisition costs have been impaired and expensed because there has been no exploration activities nor has there been any reserves established and we cannot currently project any future cash flows or salvage value for the coming year and the acquisition costs might not be recoverable.

MORGAN MINING CORP.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009
_____________________________________________________________________________________

4.	NOTE PAYABLE

The Company has a note payable of $11,750 due December 1, 2010, including 16% interest. Interest has been accrued through November 30, 2009 of $639.

5.	CAPITAL STOCK

The Company issued 18,000,000 common shares for $7,500.

6.	SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common stock and have made no interest, demand loans to the Company of $261.

7.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

8.           SUBSEQUENT EVENTS

The Company has evaluated from the balance sheet through and has found no material events to report.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee*	$100
Accounting Fees and Expenses	3,500
Legal Fees and Expenses	20,000
Transfer Agent and Registrar Fees and Expenses	1,000
Printing Expenses	0
Miscellaneous Expenses	400
Total	$25,000*

------------------

*Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes permits us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

We issued 18,000,000 shares of common stock on July 2, 2009 to Robert Thayer at a price of $0.0005 per share, for total proceeds of $7,500. Mr. Thayer is our sole executive officer and sole director. These shares were issued pursuant to Section 4(2) of the Securities Act.  The 18,000,000 shares of common stock are restricted shares as defined in the Securities Act.  This issuance was made to a sophisticated investor.  As our promoter since our inception, Mr. Thayer is in a position to access the relevant and material information regarding our operations.  No underwriters were used.

The above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale.  We relied the exemption from registration since we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.  All of the subscribers are our directors and/or our executive officers.

ITEM 16. INDEX TO EXHIBITS.

REGULATION
S-K NUMBER	EXHIBIT

3.1*	Articles of Incorporation

3.2*	Bylaws

5.1	Legal Opinion of Lawler & Associates, PLC

10.1*	Crater Creek Property Farmout Agreement dated August 6, 2009 between the Company and Speebo, Inc.

10.2	Demand Promissory Note dated August 12, 2009 in favor of Robert Thayer

10.3*	Promissory Note dated July 29, 2009, in favor LeadDog Capital, L.P.

10.4	Amendment to Promissory Note dated May 3, 2009 in favor of LeadDog Capital, L.P.

10.5	Net Smelter Returns Royalty Agreement dated August 6, 2009 between the Company and Speebo, Inc.

23.1	Consent of Madsen & Associates, CPA’s, Inc.

23.2	Consent of Lawler & Associates, PLC (included in Exhibit 5)
* Included by reference to Exhibits filed with Registrant's Form S-1 filed on March 16, 2010.

ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in on May 24, 2010.

MORGAN MINING CORP.

By: _/s/ Robert Thayer_________________________
Name:                      ROBERT THAYER
Title:                      President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

MORGAN MINING CORP.

By: _/s/ Robert Thayer_________________________                                                                                                Dated:  May 24, 2010
Name:                      ROBERT THAYER
Title:                      President (Principal Executive Officer) and Treasurer (Principal Accounting Officer and Member of the Board of Directors)